Exhibit 10.2

1633 Broadway, 28th Floor
New York, NY 10019
T 646 673 8000 F 646 673

Cira Centre
2929 Arch Street, Suite 1703
Philadelphia, PA 19104-2870
T 215 701 9555 F 215 701 8282

October 13, 2011

Kips Bay Medical, Inc.

3405 Annapolis Lane North, Suite 200

Minneapolis, MN 55447

Attn:                    Manny Villafana

Chairman & CEO

Engagement and Fee Letter

Dear Manny:

This letter agreement (this “Engagement and Fee Letter”) is to confirm the engagement by Kips Bay Medical, Inc. (the “Company” or “you”) of Cohen and Company Capital Markets, LLC and its affiliates (“CCCM”), as financial advisor in connection with the Company’s target capital raise of $20,000,000 (the “Target Amount”) through the acquisition of a to be determined number of Company shares by Aspire Capital Partners, LLC or one of its affiliates or subsidiaries (collectively, “Aspire”) in a series of incremental equity transations (each a “Transaction”).

Accordingly, the parties hereto agree as follows:

Section 1.                            Engagement of CCCM.  CCCM’s services under this Engagement and Fee Letter will, to the extent requested and appropriate, consist of:

(a)                                  advising you concerning the structure, price and other terms and conditions of any Transaction;and

(b)                                 taking such actions on your behalf as may be appropriate in CCCM’s reasonable judgment with your prior consent.

Section 2.                            Compensation.  As consideration for CCCM’s agreement to perform the services described in this Engagement and Fee Letter, the Company agrees to pay to CCCM a cash fee equal to 3% of the aggregate consideration paid or payable for any securities sold to Aspire in any Transaction or any tranches of any Transaction. The Company shall pay any and all such cash fees in arrears, within the first three (3) business days, of the month following the date at which such Transaction is completed.

You agree that, once paid, the fees or any part thereof payable hereunder will not be refundable under any circumstances and such fees shall not be subject to reduction by way of setoff or counterclaim.

Section 3.                            Expenses; Payments.  Whether or not any Transaction is consummated or this Engagement and Fee Letter is terminated or expires, the Company agrees, upon request to reimburse CCCM promptly for reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) incurred in connection with the preparation of documents or other matters relating to any Transaction; provided, however, that no such out-of-pocket costs or expenses shall be reimbursable without the prior written consent of the Company.

All fees and expenses payable under this agreement are payable in U.S. dollars in immediately available funds. All fees, expenses and other payments under this agreement shall, unless otherwise prohibited by law, be paid without giving effect to any withholding or deduction of any tax or similar governmental assessment.

Section 4.                            Information.  You agree that you will not and will cause your affiliates not to disclose this Engagement and Fee Letter, the contents hereof or the activities of CCCM pursuant hereto, directly or indirectly, to any person without the prior written approval of CCCM, except that the Company may disclose this Engagement and Fee Letter and the contents hereof (i) to its directors, officers, members, direct or indirect equityholders, counsel and professional advisors, in each case on a “need-to-know” basis (in which case the Company will (x) inform any such persons of the confidentiality obligations contained herein and (y) remain responsible for any breaches of any such obligations by any such persons) and (ii) other than to the extent covered by the preceding clause (i), as required by applicable law or regulation or compulsory legal, judicial, administrative or regulatory process (in which case the Company will inform any such persons of the confidentiality obligations contained herein). The obligations of the Company pursuant to this paragraph shall survive any expiration or termination of this agreement or CCCM’s engagement hereunder. Notwithstanding anything to the contrary contained in this Engagement and Fee Letter, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Engagement and Fee Letter and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and structure.

In connection with CCCM’s engagement, the Company will actively assist CCCM in achieving a Transaction that is reasonably satisfactory to CCCM and you. Such assistance shall include (a) furnishing to, or causing to be furnished to, CCCM all information concerning the Company that CCCM reasonably deems necessary or appropriate to complete its services hereunder (the “Information”); (b) making reasonably available your officers, directors, employees, accountants, counsel and other representatives (collectively, the “Representatives”); and (c) otherwise reasonably assisting CCCM in its efforts, including by making presentations regarding the business and affairs of the Company and its subsidiaries, as appropriate, at one or more one-on-one meetings with Aspire. In performing its services hereunder, CCCM shall be entitled to rely upon and shall not be responsible for the accuracy or completeness of information supplied to it by the Company or any of its Representatives and shall not be responsible for conducting any appraisal of assets or liabilities.

The Company represents and warrants to CCCM that all Information provided to CCCM will, to the best of the Company’s knowledge, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are or will be made. The Company recognizes and confirms that CCCM (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (ii) is authorized to transmit to Aspire  any Information and other legal documentation supplied to CCCM for transmission to Aspire (iii) does not assume responsibility for the accuracy or completeness of the Informatioin and such other information; (iv) will not make an appraisal of the Company; and (v) retains the right to continue to perform due diligence during the course of its engagement hereunder to the extent that it is reasonably necessary for it to perform the services contemplated hereby (it being understood that CCCM will not be authorized to act as an initial purchaser or underwriter but will merely be acting as a financial advisor without underwriter liability under the Securities Act of 1933).

Section 5.                            Public Announcements.  The Company acknowledges that CCCM may, at its option and expense and after the Closing Date or the consummation of the Transaction, place announcements and advertisements describing CCCM’s role in such transaction and such other information as is publicly disclosed (which may include the reproduction of the Company’s logo and a hyperlink to the Company’s website on CCCM’s website).  Furthermore, if requested by CCCM, the Company shall include a mutually acceptable reference to CCCM in any press release or other public announcement made by the Company regarding the matters described in this agreement.

Section 6.                            Indemnity.  Since CCCM will be acting on behalf of the Company in connection with this engagement, the Company and CCCM agree to the indemnity provisions and other matters set forth in Annex A which is incorporated by reference into this agreement and is an integral part hereof. The obligations of the Company pursuant to Annex A shall survive any expiration or termination of this agreement or CCCM’s engagement hereunder.

Section 7.                            Term.  Unless otherwise agreed to in writing by the parties hereto, this Engagement and Fee Letter shall terminate upon the later to occur of (i) four (4) months after the date hereof, or (ii) in the event any Transaction is entered into that requires subsequent purchases by any Investor, the date on which the last purchase of any Transaction occurs (collectively, the “Term”).

Section 8.                            Termination.  Unless a Transaction has been entered into by the Company, CCCM’s engagement hereunder may be terminated by CCCM or the Company at any time upon thirty (30) days’ prior written notice thereof. Upon any termination of this Engagement and Fee Letter, the obligations of the parties hereunder shall terminate, except for their obligations under Section 4 (with respect to confidentiality), this Section 8 and Sections 3, 6, 7, 9, 10 and 11. If within the eighteen (18) months following the term or termination of this Engagement and Fee Letter, the Company or any of its subsidiaries consummates any other transaction with Aspire, CCCM shall be entitled to payment in full of the fees described in Section 2 of this Engagement and Fee Letter with respect to such transaction or transactions; provided, however, that this tail provision will not apply for any underwritten offering by the Company in which Aspire purchases securities.

Section 9.                            Acknowledgements.  The Company acknowledges that CCCM and its affiliates are involved in a wide range of banking, investment banking, private banking, private equity, asset management and other investment and financial businesses and services, both for its own account and for the accounts of clients and customers. CCCM and its affiliates provide a full range of securities services, including securities trading and brokerage activities. CCCM and its affiliates may acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company and any other company that may be involved in the transactions and other matters contemplated by this Engagement and Fee Letter, as well as provide investment banking and other financial services to such companies. CCCM and its affiliates may have interests, or be engaged in a broad range of transactions involving interests, that differ from those of the Company. The Company acknowledges and agrees that CCCM has no obligation to disclose such interests or transactions (or information relating thereto) to the Company.

The Company expressly acknowledges and agrees that CCCM’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by CCCM and its affiliates to purchase any portion of any Transaction  and does not ensure the successful placement of any Transaction or any portion thereof or the success of CCCM or its affiliates with respect to securing any other financing on behalf of the Company.

The Company further acknowledges and agrees that CCCM has been retained solely to provide the services set forth in this Engagement and Fee Letter and that no fiduciary or agency relationship between the Company and CCCM has been created in respect of CCCM’s engagement hereunder, regardless of whether CCCM has advised or is advising the Company on other matters. In connection with this engagement, CCCM is acting as an independent contractor, with obligations owing solely to the Company and not in any other capacity.

The Company understands that CCCM is not undertaking to provide any legal, accounting or tax advice in connection with this agreement. CCCM shall not be responsible for the underlying business decision of the Company to effect the transactions contemplated by this Engagement and Fee Letter or for the advice or services provided by any of the Company’s other advisors or contractors.

Section 10.                      Miscellaneous.  This agreement shall be binding upon and inure to the benefit of the Company, CCCM and their respective successors. Except as contemplated by Annex A, this agreement is not intended to confer rights upon any persons not a party hereto (including security holders, employees or creditors of the Company). This agreement constitutes the entire agreement between the parties and supersedes all prior agreements, both written and oral, with respect to the subject matter hereof. If any term, provision, covenant or restriction herein (including Annex A) is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions and restrictions contained herein shall remain in full force and effect and shall in no way be modified or invalidated.

This Engagement and Fee Letter may be executed in counterparts, each of which will be deemed to be an original, but all of which taken together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Engagement and Fee Letter by facsimile or by electronic “.pdf” transmission shall be effective as delivery of a manually signed counterpart.

Section 11.                      Governing Law; Jurisdiction; Waiver of Jury Trial.  All aspects of the relationship created by this agreement or the engagement hereunder, any other agreements relating to the engagement hereunder and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this agreement or the engagement hereunder shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and to be performed therein and, in connection therewith, the parties hereto consent to the exclusive jurisdiction of the Supreme Court of the State of New York or the United States District Court for the Southern District of New York, in each case sitting in New York County and agrees to venue in such courts. Notwithstanding the foregoing, solely for purposes of enforcing the Company’s obligations under Annex A, the Company consents to personal jurisdiction, service and venue in any court proceeding in which any claim or cause of action relating to or arising out of this agreement or the engagement hereunder is brought by a third party against any Indemnified Person. CCCM AND THE COMPANY EACH HEREBY AGREES TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER CLAIM OR ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ENGAGEMENT HEREUNDER.

[Signature pages follow]

We are delighted to accept this engagement and look forward to working with you on this assignment. Please confirm your agreement with the foregoing by signing and returning to us the enclosed copy of this agreement.

Very truly yours,

COHEN AND COMPANY CAPITAL MARKETS, LLC

By:	/s/ Jeff Silberman

Name:	Jeff Silberman

Title:	General Counsel

[Engagement and Fee Letter]

Accepted and agreed to as of the date first written above:

KIPS BAY MEDICAL, INC.

By:	/s/ Scott Kellen

Name:	Scott Kellen

Title:	Chief Financial Officer

ANNEX A

In further consideration of the agreements contained in the Engagement and Fee Letter of which this Annex A is a part, the Company agrees to indemnify and hold harmless CCCM, its affiliates, the respective members, directors, officers, partners, agents and employees of CCCM and its affiliates, and any person controlling CCCM or any of its affiliates (collectively, “Indemnified Persons”) from and against, and the Company agrees that no Indemnified Person shall have any liability to the Company or its owners, parents, affiliates, security holders or creditors for, any claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively, “Liabilities”) (A) related to or arising out of (i) the Company’s actions or failures to act (including statements or omissions made or information provided by the Company or its agents) in connection with the Transaction or (ii) actions or failures to act by an Indemnified Person with the Company’s expressed consent or in reliance on the Company’s actions or failures to act in connection with the Transaction or (B) otherwise related to or arising out of the Engagement and Fee Letter, CCCM’s performance thereof or any other services CCCM is asked to provide to the Company (in each case, including related activities prior to the date hereof), except that this clause (B) shall not apply to any Liabilities to the extent that they are finally determined by a court of competent jurisdiction to have resulted primarily from the fraud or willful misconduct of such Indemnified Person.

If such indemnification is for any reason not available or insufficient to hold an Indemnified Person harmless, the Company agrees to contribute to the Liabilities involved in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by CCCM, on the other hand, in respect of the Engagement and Fee Letter or, if such allocation is determined by a court of competent jurisdiction to be unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of the Company on the one hand and of CCCM on the other hand; provided, however, that, to the extent permitted by applicable law, the Indemnified Persons shall not be responsible for expenses and Liabilities which in the aggregate are in excess of the amount of all fees actually received or receivable by CCCM from the Company pursuant to the Engagement and Fee Letter. Relative benefits to the Company, on the one hand, and CCCM, on the other hand, in respect of the Engagement and Fee Letter shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Indemnifying Parties in connection with any financing contemplated by the Engagement and Fee Letter, bears to (ii) all fees actually received by or committed to CCCM in connection with the Engagement and Fee Letter.

The Company will not permit any settlement or compromise to include, or consent to the entry of any judgment that includes, a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Person, without such Indemnified Person’s prior written consent. If any Indemnified Person becomes involved in any capacity in any action, claim, suit, investigation or proceeding, actual or threatened, brought by or against any person, including stockholders of the Company, in connection with or as a result of the engagement or any matter referred to in the engagement the Company also agrees to reimburse such Indemnified Persons for their reasonable and documented out-of-pocket expenses (including, without limitation, reasonable legal fees and other costs and expenses incurred in connection with investigating, preparing for and responding to third party subpoenas or enforcing the engagement) as such expenses are incurred. The Company’s obligations pursuant to this Annex A shall inure to the benefit of any successors, assigns, heirs and personal representatives of each Indemnified Person and are in addition to any rights that each Indemnified Person may have at common law or otherwise. Prior to entering into any transaction involving a sale of all or substantially all of the Company’s assets (whether structured as an asset sale, restructuring, liquidation or other similar transfer of the assets of the Company), the Company will arrange for either the assignment of the Company’s obligations pursuant to this Annex A to the assignee, transferee or other recipient of the Company’s assets in connection therewith or such alternative means of providing for the Company’s obligations set forth in this paragraph as may be reasonably satisfactory to CCCM to the extent that such obligations would not survive as a matter of law.

Annex A